

Bank of America Corporation and Subsidiaries                                                                      Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends
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                                                                                    Year Ended December 31
                                                     Six Months    ---------------------------------------------------------
                                                        Ended
(Dollars in Millions)                                June 30, 1999    1998          1997        1996       1995     1994
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits
Income before income taxes                                $6,009        $8,048       $10,556      $9,311   $8,377    $7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             (73)          162           (49)         (7)     (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)     4,715         9,479         8,219       7,082    6,354     4,572
     1/3 of net rent expense                                 166           335           302         282      275       250
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                4,881         9,814         8,521       7,364    6,629     4,822

Preferred dividend requirements                                5            40           183         332      426       467
----------------------------------------------------------------------------------------------------------------------------
Earnings (excluding capitalized interest)                $10,817       $18,024       $19,026     $16,668  $14,987   $11,774
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Fixed charges and preferred dividends                     $4,886        $9,854        $8,704      $7,696   $7,055    $5,289
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Ratio of earnings to fixed charges and preferred dividends  2.21          1.83          2.19        2.17     2.12      2.23
============================================================================================================================





                                                                                    Year Ended December 31
                                                     Six Months    ---------------------------------------------------------
                                                        Ended
(Dollars in Millions)                                June 30, 1999    1998          1997        1996       1995     1994
----------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits
Income before income taxes                                $6,009        $8,048       $10,556      $9,311   $8,377    $7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             (73)          162           (49)         (7)     (19)      (55)

Fixed charges:
Interest expense (including capitalized interest)          9,195        20,290        18,903      16,682   16,369    11,083
     1/3 of net rent expense                                 166           335           302         282      275       250
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                9,361        20,625        19,205      16,964   16,644    11,333

Preferred dividend requirements                                5            40           183         332      426       467
----------------------------------------------------------------------------------------------------------------------------
Earnings (excluding capitalized interest)                $15,297       $28,835       $29,710     $26,268  $25,002   $18,285
----------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                     $9,366       $20,665       $19,388     $17,296  $17,070   $11,800
----------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred dividends  1.63          1.40          1.53        1.52     1.46      1.55
============================================================================================================================

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